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MEMORY PHARMACEUTICALS ANNOUNCES THE DEPARTURE OF JAMES E. BARRETT, PRESIDENT
OF RESEARCH AND DEVELOPMENT

MONTVALE, N.J., July 2, 2004 -- Memory Pharmaceuticals (Nasdaq: MEMY) today announced that James E. Barrett, Ph.D., President of Research and Development, has resigned from the Company effective July 2, 2004 to pursue other interests.

"We thank Jim for his many contributions to Memory Pharmaceuticals over the last two years," stated Axel Unterbeck, President and Chief Scientific Officer, "and we wish him all the best in his future endeavors."

About the Company

Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating central nervous system (CNS) disorders such as Alzheimer's disease, depression, schizophrenia, vascular dementia, Mild Cognitive Impairment, and memory impairments associated with aging. For additional information, please visit our website at http://www.memorypharma.com.

For more information:

Memory Pharmaceuticals Corp.                 Lazar Partners
Dennis Keane                                 Fern Lazar
Chief Financial Officer                      (212) 867-1765
(201) 802-7100